UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): November 18, 2009

Willis Group Holdings Limited
(Exact name of registrant as specified in its charter)

000-16503	Bermuda	98-0352587
(Commission File Number)	(State or other jurisdiction of	(I.R.S. Employer
	incorporation or organization)	Identification No.)
c/o Willis Group Limited
51 Lime Street
London EC3M 7DQ, England
(Address of Principal Executive Offices)
(44) (20) 3124-6000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Gras Savoye
On November 18, 2009, Willis Europe BV (“Willis Europe”), a wholly-owned subsidiary of Willis Group Holdings Limited (the “Company”), Astorg Partners, a private equity fund (“Astorg”), Soleil, a newly formed French société par actions simplifiée (“TopCo”), Alcee, a newly formed French société par actions simplifiée and wholly owned subsidiary of TopCo (“BidCo”), the Lucas family shareholders, the Gras family shareholders (collectively, the “Family Shareholders”), key managers (the “Managers”) of Gras Savoye & Cie (“Gras Savoye”) and other minority shareholders of Gras Savoye (the “Minority Shareholders” and, together with Willis Europe, Astorg, the Family Shareholders and the Managers, the “Investors”) entered into a definitive Investment and Share Purchase Agreement (the “Investment Agreement”) pursuant to which the Investors will reorganize the share capital of Gras Savoye through a leveraged transaction.
Upon the terms and subject to the conditions set forth in the Investment Agreement (i) BidCo would acquire 99.9% of the outstanding shares (the “Acquisition”) of Gras Savoye, (ii) Astorg would obtain a 31.8% indirect interest in Gras Savoye, (iii) Willis and the Family Shareholders would each retain a 31.8% indirect interest in Gras Savoye and (iv) the Managers and the Minority Shareholders would retain an indirect interest in Gras Savoye. Astorg, Willis and the Family Shareholders would each hold 33.3% of Topco’s voting rights. The Managers and Minority Shareholders would generally have no voting rights except as required by French law.
Pursuant to the terms of the Investment Agreement, the Acquisition would be accomplished in three steps. The first step includes contributions to, subscriptions for shares of, and loans to TopCo. Willis Europe would contribute to Topco a portion of its shares in Gras Savoye, valued at approximately €90.6 million, in exchange for (i) TopCo’s preferred voting shares in an amount equal to approximately €36.2 million and (ii) bonds issued by TopCo, convertible into preferred voting shares of TopCo, in an amount equal to approximately €54.4 million. Astorg would subscribe in cash for (i) TopCo’s preferred voting shares in an amount equal to approximately €36.2 million and (ii) bonds issued by Topco, convertible into preferred voting shares of TopCo, in an amount equal to approximately €54.4 million. The Lucas family shareholders would contribute a portion of their shares of Gras Savoye, valued at approximately €60.6 million, to TopCo in exchange for (i) TopCo’s preferred voting shares in an amount equal to approximately €24.2 million and (ii) bonds issued by Topco, convertible into preferred voting shares of TopCo, in an amount equal to approximately €36.4 million. The Gras family shareholders would subscribe in cash for (i) preferred voting shares of TopCo for an amount equal to approximately €12 million and (ii) bonds issued by Topco, convertible into preferred voting shares of TopCo, in an amount equal to approximately €18 million.
The Managers, through special purpose vehicles (the “ManCos”) would subscribe for approximately €10 million non-voting preferred shares with warrants attached, in exchange for €8.5 million in cash and a contribution of Gras Savoye shares worth approximately €1.5 million. The Minority Shareholders, through special purpose vehicles (the “MinCos”), would subscribe for approximately €1.1 million non-voting preferred shares of TopCo and approximately €1.7 million worth of bonds issued by TopCo, convertible into non-voting preferred shares, in each case in exchange for cash.
Pursuant to the terms of the Investment Agreement, the convertible bonds issued by TopCo will bear interest at a rate of 10% per annum and are convertible into the same class of preferred shares held by the applicable shareholder. They will convert automatically into preferred shares in the event of a refinancing and in the event of a Distribution (except in the case of a distribution of dividends). A “Distribution” includes distributions of amounts on the preferred shares in the event of dividend payments, certain permitted transfers or an initial public offering, merger or judicial or voluntary liquidation of TopCo. In the event of a Distribution, the non-voting preferred shares held by the ManCos will receive priority in payment based upon the percentage of their shareholdings over the preferred shares issued to the convertible bondholders. Depending upon the amounts available under the Distribution, the remaining amounts will be paid to Astorg,

Willis Europe, the Family Shareholders and the Mincos.
In addition, Willis Europe would provide a €32.5 million loan to TopCo and the Family Shareholders would provide a €32.5 million loan to TopCo in exchange for bonds, accruing interest at a rate of 6% per annum, which could, subject to the terms of the Third Party Financing under certain circumstances, become convertible into TopCo’s preferred voting shares.
The second step of the Acquisition includes a transfer by TopCo to BidCo of all of the Gras Savoye shares that TopCo received in connection with step one in exchange for shares of BidCo. In addition, TopCo would contribute to BidCo all of the cash received by TopCo in connection with step one, in an amount of approximately €97.5 million.
In the third step, BidCo would use a portion of the cash it received from TopCo and a portion of the proceeds to be received from a financing arrangement with unrelated parties (the “Third Party Financing”) to purchase the remaining shares of Gras Savoye held by Willis Europe for cash (in an amount equal to approximately €107.3 million of which €1.5 million will be a bridge loan to the ManCos) and the other shares held by the Family Shareholders.
The Company expects that the Third Party Financing would be a loan of approximately €145 million to BidCo, and the Company expects that the Third Party Financing would be senior debt secured by (i) pledges by each of Astorg, Willis Europe, the Family Shareholders, the ManCos and the MinCos of their shares and convertible bonds issued by TopCo, (ii) a pledge by TopCo of the issued shares of BidCo and (iii) a pledge by BidCo of the issued shares of Gras Savoye. In addition, the Company expects that the Third Party Financing would be non-recourse to the Company or Willis Europe and that Willis Europe’s liability for the repayment of any funds owed would be limited to the Willis Europe’s pledge of TopCo’s shares.
On closing of the transactions described above, the parties to the Investment Agreement will execute a Shareholders Agreement, the form of which has been agreed (the “Shareholders Agreement”). Pursuant to the terms of the Shareholders Agreement, Topco will be governed by a supervisory board, executive committee and president, Patrick Lucas. If Patrick Lucas were dismissed without cause, he would have the option to cause Willis Europe and Astorg to purchase all of his shares in TopCo. The supervisory board will be comprised of 9 members, with Astorg, Willis Europe and the Family Shareholders each having the right to appoint and remove 3 directors. This decreases to (i) 2 directors if a shareholder owns less than 26% of the outstanding interests of Topco and (ii) 1 director if a shareholder owns less than 18% of the outstanding interest of Topco. Shareholders lose the right to remove and appoint directors if they own less than 8% of the outstanding interest of Topco. Generally, all matters require approval by a majority of the members of the supervisory board, except for key matters involving the Company, such as material investments and release of the lock-up period, which depending on the matter could require the prior authorization of a 7/9ths majority of the supervisory board or unanimous consent and can be subject to veto rights granted to the Astorg appointed directors.
The Shareholders Agreement prohibits, except with unanimous consent of the supervisory board and other customary exceptions, the parties from transferring any Topco securities until 2015. At the expiration of this period, shareholders are entitled to pre-emptive and tag-along rights.
The Shareholders Agreement grants Willis Europe a call option, exercisable in 2015, to acquire all of the shares of TopCo owned by the other TopCo shareholders based on an agreed formula for determining the enterprise and equity value of TopCo in 2015 based on Topco’s 2013 and 2014 consolidated accounts. The formula is based on a weighting of revenue and EBITDA averaged over two years to which certain prevailing market multiples would be applied. Willis Europe will be required to notify the other shareholders prior to April 30, 2014 as to whether or not it waives the call option. If Willis Europe does not waive the call option by April 30, 2014, then it must exercise the call option in 2015 or the other shareholders may initiate procedures to sell TopCo to a third party.

The Company will guarantee Willis Europe’s obligations under the Shareholders Agreement, and, together with its affiliates, will be subject to non-compete and non-solicit clauses with Gras Savoye, which, depending on the circumstances, will survive for a period of two years after the Company ceases to own, directly or indirectly, any of TopCo’s equity securities or TopCo’s securities which are convertible into equity.
The Company expects that closing of the transactions contemplated by the Investment Agreement will occur in the fourth quarter of 2009. However, the closing remains subject to finalizing the agreements for the Third Party Financing and other conditions customary to closing and, accordingly, the closing date remains subject to change.
Amendments to Outstanding Indebtedness of the Willis Group
On November 18, 2009, in connection with the transactions contemplated by the Investment Agreement, the Company entered into (i) a First Supplemental Indenture (the “First Supplemental Indenture”) to the Indenture, dated as of March 6, 2009, by and among Trinity Acquisition plc, as issuer, The Bank of New York Mellon, as Trustee, the Company, as guarantor, and the other guarantors party thereto (the “Indenture”), and (ii) a Fourth Amendment (the “Fourth Amendment”) to the Credit Agreement, dated as of October 1, 2008 (as amended, the “Credit Agreement”), among Willis North America Inc. (“WNA”), as the borrower, the Company and the other guarantors identified on the signature pages thereto, as guarantors, the lenders party thereto, Bank of America, N.A., as Administrative Agent and Swing Line Lender, and Bank of America Securities LLC, as Sole Lead Arranger.
The First Supplemental Indenture, which has been consented to by the requisite number of holders of the notes issued pursuant to the Indenture and will become effective on November 18, 2009, permits the transactions relating to the disposition by the Company and its subsidiaries of its interests in Gras Savoye and the investments, payments and incurrence of indebtedness made thereafter, as contemplated by the Investment Agreement and the Shareholders’ Agreement.
The Fourth Amendment, which became effective November 18, 2009, among other things, (a) permits the Company and its subsidiaries to, in each case in connection with the Acquisition, (i) dispose of all of the equity interests of Gras Savoye, so long as 100% of the net cash proceeds from such disposition are applied to prepay loans extended to WNA under the Credit Agreement, (ii) invest in TopCo, and (iii) grant liens on such investment in TopCo, and (b) provides that indebtedness arising solely from such permitted liens would not be counted for purposes of calculating consolidated funded indebtedness.
Item 7.01. Regulation FD Disclosure
On November 18, 2009, the Company issued a press release announcing the execution of the Investment Agreement and discussing the transactions contemplated thereby. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
On Thursday, November 19, 2009, at 8:00 a.m. Eastern Time, Joseph Plumeri, Chairman and Chief Executive Officer of the Company, will hold a live webcast and conference call to discuss the Investment Agreement and transactions contemplated thereby. In connection with such webcast and conference call, the Company has prepared a presentation regarding the Investment Agreement and the transactions contemplated thereby which is attached hereto as Exhibit 99.2 and is incorporated by reference herein.
The press release, webcast and presentation materials will be available at the “Investor Relations” section of the Company’s website at www.willis.com. To dial in to the live teleconference, please call (866) 803-2143 (domestic) or +1 (210) 795-1098 (international), with a pass code of “Willis.” Media and individuals will be in a listen-only mode. Participants are asked to call in a few minutes prior to the call in order to register for the event. A replay of the call will be available through December 19, 2009 at 10:59 p.m. Eastern Time, by calling (800) 754-7904 (domestic) or + 1 (203) 369-3332 (international) with no pass code, or by accessing the website.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Company Press Release, dated November 18, 2009

99.2	Gras Savoye Transaction Presentation
Forward-Looking Statements
The Company has included in this document ''forward-looking statements’’ within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created by those laws. These forward-looking statements include information about possible or assumed future results of operations. All statements, other than statements of historical facts, included in this document that address activities, events or developments that the Company expects or anticipates may occur in the future, including such things as business strategies, competitive strengths, goals, the benefits of new initiatives, growth of our business and operations, plans and references to future successes are forward-looking statements. Political, economic, climatic, currency, tax, regulatory, competitive, and other factors could cause actual results to differ materially from those anticipated in the forward-looking statements. Also, when the Company uses the words such as ''anticipate’’, ''believe’’, ''estimate’’, ''expect’’, ''intend’’, ''plan’’, ''probably’’, or similar expressions, it is making forward-looking statements.
The foregoing list of factors is not exhaustive and new factors may emerge from time to time that could also affect actual performance and results. For additional factors see also Part I, Item 1A ''Risk Factors’’ included in the Company’s Form 10-K for the year ended December 31, 2008 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009. Copies of the 10-K and 10-Q are available online at www.sec.gov or on request from the Company.
Although the Company believes that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included in this document, the inclusion of this information is not a representation or guarantee by the Company that its objectives and plans will be achieved.
This Current Report speaks only as of its date, and we disclaim any duty to update the information contained herein.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIS GROUP HOLDINGS LIMITED
Date: November 18, 2009	By:	/s/ Adam G. Ciongoli
		Name:	Adam G. Ciongoli
		Title:	Group General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Company Press Release, dated November 18, 2009

99.2	Gras Savoye Transaction Presentation